NationsBank Corporation
Charlotte, NC 28255
Tel 704-386-5000


Pricing Supplement No. 0094 Dated October  3, 1995         Rule 424(b)(2)
(To Prospectus dated February 24, 1995  and                File No. 33-57533
Prospectus Supplement dated February 28, 1995 )

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                          $  50,000,000.00
Issue Price:               100.00000%      $  50,000,000.00
Commission or Discount:       .10710%      $      53,550.00
Proceeds to Company:        99.89290%      $  49,946,450.00

Agent:                        Merrill Lynch & Co., as Principal

Original Issue Date:          October  6, 1995
Stated Maturity:              October  6, 1999

CUSIP#:                       63858R-CN-9
Form:                         Book-entry only

Interest Rate:                Floating

Base Rate:                    LIBOR Telerate Page 3750
Index Maturity:               90 days
Spread:                       +16.0  bps

Initial Interest Rate:        To be determined on October 4, 1995

Interest Reset Period:        Quarterly, commencing 1/06/96

Interest Reset Date:          6th of January, April, July &
                              October

Interest Determination Dates: 2nd London Banking Day preceding
                              Interest Reset Date

Interest Payment Dates:       6th of January, April, July &
                              October

Spread Multiplier:            N/A
Maximum Interest Rate:        N/A
Minimum Interest Rate:        N/A

May the Notes be redeemed by the Company prior to maturity?               No
May the Notes be repaid prior to maturity at the option of the holder?    No
Discount Note?                                                            No